SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES

                           INSTRUMENT OF ESTABLISHMENT
                                 AND DESIGNATION
                       (Pursuant to Section 6.9(j) of the
                              Declaration of Trust)

                                  May 24, 1999


     The undersigned, being at least a majority of the Trustees of Seligman Pennsylvania Municipal Fund Series (the "Trust"), established pursuant to a Declaration of Trust, dated May 13, 1986 and amended thereafter from time to time (the "Declaration"), do hereby establish an additional class of Shares of Beneficial Interest ("Shares") of the Trust as follows:

     (a) The additional class of Shares is to be designated "Class C Shares of Beneficial Interest of the Trust" (for purposes of this instrument such shares being referred to as the "Class C Shares").

     (b) Class C Shares are to enjoy all of the rights and preferences of a Class of Shares as are contemplated by the Declaration, and otherwise to be entitled to all of the rights and privileges of Shares.

     (c)  The authorized number of Class C Shares shall be unlimited.

     (d) All Shares that are currently issued and outstanding shall henceforth be designated "Class A Shares of Beneficial Interest of the Trust" (for purposes of this instrument such Shares being referred to as the "Class A Shares") or "Class D Shares of Beneficial Interest of the Trust" (for purposes of this instrument such Shares being referred to as the "Class D Shares").

     (e) The assets belonging to each of the Class A Shares, the Class C shares and the Class D Shares shall be charged with the liabilities of Shares in respect of such Class, and all expenses, costs, charges, and reserves attributable to such Class, as determined by the Trustees. Any general liabilities, expenses, costs, charges or reserves of Shares that are not readily identifiable as belonging to any Class in particular shall be allocated and charged by the Trustees to each Class in such manner and on such basis as the Trustees in their sole discretion may deem fair and equitable.

     (f) Upon liquidation or termination of the Trust, the Shareholders of each Class shall be entitled to a pro rata share of the net assets of the Trust attributable to such Class.

     (g) At such time as shall be permitted under the Investment Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to Shares, as may be determined by the Trustees and disclosed in the then current prospectus of the Trust, Shares of a particular Class may be automatically converted into Shares of another Class of the Trust; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law. The Trustees, in their sole discretion, may suspend any conversion feature if such opinion is no longer available.

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     (h)  The Class C Shares shall vote together with all other Shares from time to time outstanding, except that the Trustees may provide that any Class of Shares shall vote separately as a Class, or together with one or more other Class of Shares, including any future Class as to any matter when (i) required by law, rule or exemptive order, (ii) they determine that such matter affects only the interest of Shares of such Class or Classes or affects the interests of Shares of such Class or Classes in a manner different from that of the other Class or Classes or (iii) they otherwise determine that to do so is necessary or desirable and in the best interests of the Shareholders of such Class or Classes under the circumstances.

     (i) The net asset value of each Class of Shares shall be determined on such days and at such time or times as the Trustees shall determine. The method of determination of the net asset value of a Class shall be determined by the Trustees and shall be as set forth in the then current prospectus.

     (j) The Trustees may from time to time distribute ratably among the Shareholders of a Class of Shares such proportionate share of the profits, surplus (including paid-in surplus) capital or assets held by the Trustees and attributable to such Class as they may deem proper.

     This instrument shall be effective upon its execution by the majority of Trustees referred to above and shall have the status of, and shall be, an amendment to the Declaration.

     Capitalized terms not defined herein shall have the meanings attributed to them in the Declaration.

     IN WITNESS WHEREOF, each of the undersigned Trustees has set his/her signature as of the date first above written.



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